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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



        We hereby consent to the incorporation by reference in this Registration Statement of ABC Bancorp on Form S-8 of our report, dated January 23, 2001 and February 23, 2001, appearing in the Annual Report on Form 10-K of ABC Bancorp for the year ended December 31, 2000. We also consent to the reference of our Firm under the caption "Experts" in the Prospectus, which is a part of the Registration Statement.



                                              /s/ MAULDIN & JENKINS


Albany, Georgia
June 22, 2001